Exhibit 99.1

Ann Parker, Director Investor Relations 605-988-1000 ann.parker@lodgenet.com	Mike Smargiassi Brainerd Communicators 212-986-6667 smarg@braincomm.com
LODGENET INTERACTIVE TO PRESENT AT THE B. RILEY INVESTOR CONFERENCE
To Discuss Progress With Strategic Initiatives and
Focus on Delivering on 2008 Free Cash Flow Target
     Sioux Falls, South Dakota March 31, 2008 — LodgeNet Interactive Corporation (NASDAQ: LNET), the leading provider of media and connectivity solutions to hospitality and healthcare businesses, announced today that it will present at the B. Riley Investor Conference at The Palms Hotel in Las Vegas on Wednesday, April 2. The Company will discuss its progress in creating and driving its strategic revenue initiatives related to high-definition television, broadband Internet, advertising media and professional solutions. It will also comment on its focus on delivering its targeted $25 to $35 million of adjusted free cash flow for 2008, which equates to approximately $1.09 to $1.52 per share.
     “Following our strategic acquisitions in 2007 in the areas of interactive television, broadband Internet and advertising media, we now offer our customers an expanded suite of services and solutions that connect, inform and entertain guests and patients,” said Scott C. Petersen, LodgeNet President & CEO. “This strategic transformation places us in a unique position to broaden our customer relationships and drive meaningful new revenues and cash flows over the next several years. As a result, we are expanding and diversifying the revenue we earn from our hospitality platform, which serves more than 9,900 hotels and 1.9 million hotel rooms throughout the United States, Canada and Mexico.”
     “As a result of our initiatives, total revenue calculated on a monthly per-room basis will be greater in the first quarter of this year versus that reported for the first quarter of 2007,” said Gary H. Ritondaro, LodgeNet’s Chief Financial Officer. “The percentage change in monthly per-room movie revenue during the quarter was at the midpoint of our annual guidance range, yet total revenue will increase because we are generating expanded revenues from hotel services, advertising and other sales as compared to a year ago.”
     “At the same time, we are committed to delivering meaningful and increasing levels of cash flow for our shareholders,” continued Petersen. “Given the current economic environment, we are managing our business and moderating our operating costs and capital investment plans to strike a prudent balance between our numerous investment opportunities and our goal of delivering on our previously issued guidance for adjusted free cash flow for 2008. We are continuing to pursue our programs to drive down the capital costs associated with adding and upgrading high-definition television rooms and to grow our new business lines that generate incremental cash flow yet require minimal capital investment on our part.”
     LodgeNet management is scheduled to present Wednesday, April 2, at 9:00am. A live webcast of the presentation and a copy of the slides will be available on the investor section of the Company’s website, located at www.lodgenet.com, following the presentation.
     For the year 2008, LodgeNet continues to expect to report revenue in the range of $570.0 million to $585.0 million and Adjusted Operating Cash Flow* in a range from $150.0 million to $160.0 million. As previously announced, net loss is expected to be $(28.0) million to $(18.0) million, or loss per share of $(1.22) to $(0.78). Adjusted Net Loss** is expected to be $(14.0) million to $(4.0) million or $(0.61) to $(0.17) per share. Free Cash Flow *** is expected to be in a range of $17.0 million to $27.0 million and Adjusted Net Free Cash Flow**** is expected to be $25.0 million to $35.0 million, or approximately $1.09 to $1.52 per share.

*	Adjusted Operating Cash Flow is a non-GAAP measure which we define as Operating Income exclusive of depreciation, amortization, share-based compensation and restructuring and integration expenses.

LodgeNet to present at 2008 B. Riley Investor Conference - 2

**	Adjusted Net Income (Loss) excludes amortization of purchased intangibles, debt refinancing charges and restructuring and integration expenses.

***	Free Cash Flow, a non-GAAP measure, is defined by the Company as cash provided by operating activities less cash used for investing activities, including growth related capital.

****	Adjusted Free Cash Flow, a non-GAAP measure, is defined as free cash flow, as defined above, and further excludes cash used for restructuring and integration activities.
About LodgeNet Interactive
     LodgeNet Interactive Corporation is the leading provider of media and connectivity solutions designed to meet the unique needs of hospitality, healthcare and other guest-based businesses. LodgeNet Interactive serves more than 1.9 million hotel rooms representing 9,900 hotel properties worldwide in addition to healthcare facilities throughout the United States. The company’s services include: Interactive Television Solutions, Broadband Internet Solutions, Content Solutions, Professional Solutions and Advertising Media Solutions. LodgeNet Interactive Corporation owns and operates businesses under the industry leading brands: LodgeNet, LodgeNetRX, and The Hotel Networks. LodgeNet Interactive is listed on NASDAQ and trades under the symbol LNET. For more information, please visit www.lodgenet.com.
Special Note Regarding Forward-Looking Statement
     Certain statements in this press release constitute “forward-looking statements”. When used in this press release, the words “intends,” “expects,” “anticipates,” “estimates,” “believes,” “goal,” “no assurance” and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to revenue, net loss, adjusted net loss, adjusted operating cash flow, capital investment, free cash flow and each of the components thereof, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by international crisis, acts or threats of terrorism and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; competition from broadband providers; changes in demand for our products and services; programming costs, availability, timeliness, and quality; technological developments by competitors; developmental costs, difficulties, and delays; relationships with clients and property owners; the availability of capital to finance growth, the impact of government regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any acquisition, we are subject to risks that integration costs will exceed expectations, that synergies we anticipate will not be realized, or will take longer than anticipated to realize, that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise, and that the financial results we expect from the acquisition will not be realized. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
     LodgeNet is a registered trademark of LodgeNet Interactive Corporation. All rights reserved. Other names and brands may be claimed as the property of others.
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